Exhibit 10.12

Execution Version

FIRST AMENDMENT TO

OMNIBUS AGREEMENT

THIS FIRST AMENDMENT TO OMNIBUS AGREEMENT (“First Amendment”) is entered into on, and effective as of April 4, 2008 at 12:30 a.m. (Houston, TX time), and is by and among Spectra Energy Corp, a Delaware corporation (“Spectra”), Spectra Energy Partners GP, LLC, a Delaware limited liability company (“GP LLC”), Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership (the “General Partner”) and Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership”). The above-named entities are sometimes referred to in this First Amendment each as a “Party” and collectively as the “Parties”.

R E C I T A L S:

1. The Parties entered into that certain Omnibus Agreement, dated and effective as of the Closing Date (as defined therein) (the “Current Agreement”), to (i) evidence their agreement with respect to the amount to be paid by the Partnership for certain general and administrative services to be performed by Spectra and its Affiliates (as defined in the Current Agreement) as well as direct expenses, including operating expenses, incurred by Spectra and its Affiliates for and on behalf of the Partnership Group (as defined in the Current Agreement) and (ii) evidence their agreement with respect to certain indemnification obligations of the Parties.

2. The Parties desire to amend the Current Agreement to, among other things, reflect the contribution of Saltville LLC (as defined herein) to the Partnership Group from certain Affiliates of Spectra and the extension of the reimbursement obligations of Article III of the Current Agreement for expenses made by Spectra and its Affiliates on behalf of Saltville LLC.

In consideration of the agreements contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

ARTICLE I

Definitions

1.1 Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Current Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Current Agreement.

ARTICLE II

Amendment to Current Agreement

2.1 Amendments to Section 1.1

(a) The following definition is hereby amended in its entirety to read as follows:

“Agreement” means this Omnibus Agreement as amended by the First Amendment, as it may be further amended, modified or supplemented from time to time in accordance with the terms hereof.

(b) The definition of “Partnership Assets” is hereby amended by adding the following proviso to the end of such definition prior to the period:

“; provided, however, that with respect to Article III only, Partnership Assets shall also include Saltville LLC”

(c) The following definitions are hereby added where alphabetically appropriate to read as follows:

“First Amendment” means the First Amendment to Omnibus Agreement dated effective as of April 4, 2008 at 12:30 a.m. (Houston, TX time) among Spectra, GP LLC, the General Partner and Partnership.

“Saltville LLC” means Saltville Gas Storage Company L.L.C., a limited liability company organized under the Laws of the Commonwealth of Virginia.

ARTICLE III

Miscellaneous

3.1 Confirmation. The provisions of the Current Agreement, as amended by this First Amendment, shall remain in full force and effect following the execution of this First Amendment.

3.2 Choice of Law; Submission to Jurisdiction. This First Amendment shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this First Amendment to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.

3.3 Entire Agreement. This First Amendment constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

3.4 Counterparts. This First Amendment may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

3.5 Severability. If any provision of this First Amendment or the application thereof to any Person or circumstance shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this First Amendment and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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IN WITNESS WHEREOF, the Parties have executed this First Amendment effective as of the date and time first written above.

SPECTRA ENERGY CORP

By:	/s/ Patricia M. Rice

Name:	Patricia M. Rice

Title:	Vice President and Assistant Secretary

SPECTRA ENERGY PARTNERS GP, LLC

By:	/s/ C. Gregory Harper

C. Gregory Harper
President and Chief Executive Officer

SPECTRA ENERGY PARTNERS (DE) GP, LP

By:	Spectra Energy Partners GP, LLC,
its general partner

By:	/s/ C. Gregory Harper

C. Gregory Harper
President and Chief Executive Officer

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP,
its general partner

By:	Spectra Energy Partners GP, LLC,
its general partner

By:	/s/ C. Gregory Harper

C. Gregory Harper
President and Chief Executive Officer

[Signature Page to the First Amendment to Omnibus Agreement]